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                                                                   Exhibit 10.14

                       CLARK REFINING & MARKETING, INC.

                                THIRD AMENDMENT
                   TO AMENDED AND RESTATED CREDIT AGREEMENT

     This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendement") is dated as of January 31, 1996 and entered into by and among Clark Refining & Marketing, Inc., a Delaware corporation, Bank of America National Trust and Savings Association, a national banking association, as Administrative Agent, Bankers Trust Company, a New York banking corporation, as Documentation Agent, The Toronto-Dominion Bank, a Canadian chartered bank, as Syndications Agent, BA Securities, Inc., a Delaware corporation, as Technical Agent, and the other financial institutions party hereto. This Amendment amends the Amended and Restated Credit Agreement dated as of April 19, 1995, as amended by (i) the First Amendment to Amended and Restated Credit Agreement dated as of June 14, 1995 and (ii) the Second Amendment to Amended and Restated Credit Agreement dated as of November 27, 1995 (as amended, the "Credit Agreement"), by and among the parties hereto. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                   RECITALS

        WHEREAS, the parties hereto entered into the Credit Agreement, which provides for aggregate Commitments of $400,000,000;

        WHEREAS, the parties hereto desire to make certain amendments as set forth below.

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and convenants herein contained, the parties hereto agree as follows:

                                   Article I

                      AMENDMENTS TO THE CREDIT AGREEMENT
                      ----------------------------------

        1.01  Amendments to Section 1.01:  Certain Defined Terms.

                (a) The definition of EBITDA set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

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     "`EBITDA' means, for any period, an amount equal to (a) Net Income determined on a LIFO basis for such period, plus (b) gross accrued interest expense (other than capitalized interest) during such period, plus (c) an amount equal to the Company's income tax expense as reflected on the Company's books of account during such period, plus (d) charges for depreciation and amortization during such period, plus (e) the amount of expense, if any, from inventory write-down to market, minus (f) the amount of income, if any, from inventory write-up to market, plus (g) any items of loss which are extraordinary items as defined by GAAP, together (without duplication) with the amount of any write-down of book value with respect to the DHDS Unit, minus (h) any items of gain which are extraordinary items as defined by GAAP, together (without duplication) with the amount of any gain from the sale of the DHDS Unit, plus (i) for the fiscal quarter ended December 31, 1995, an amount equal to the amount of equity capital contributions made by Holdings to the Company during the period beginning on December 29, 1995 and ending on the Third Amendment Effective Date, which amount shall not be less than $20,000,000 nor more than $40,000,000; provided, that the full amount of such equity capital contributions shall be deemed made in the fiscal quarter ended December 31, 1995, but with respect to the four fiscal quarters ended December 31, 1996, the full amount of such equity capital contributions shall be deemed made in the fiscal quarter ended March 31, 1996."

          (b) The definition of GAAP set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

     "`GAAP' means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are (a) for all purposes as used in the Loan Documents (other than for purposes of Section 7.01) as in effect on the Closing Date, and (b) for purposes of Section 7.01 as in effect on the date of determination; provided that if such generally accepted accounting principles as of such date of determination differ from those as of the Closing Date, the Company shall deliver to the Administrative Agent and the Banks, concurrently with the delivery of financial statements required to be delivered under Section 7.01, reconciliation statements in form and substance satisfactory to the Majority Banks; provided further, that with respect to the financial statements required to be delivered under Section 7.01, any adjustment under Statement of Financial Accounting Standards No. 121 shall be given effect when any

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such adjustment is made and the Company shall be required to deliver only one reconciliation statement as described above with respect to such adjustment."

          (c) The definition of "DHDS Unit" is hereby added to Section 1.01 of the Credit Agreement as follows:

     "`DHDS Unit' means all equipment and related costs constituting the project initiated to produce low sulfur diesel fuel at the Hartford refinery."

          (d) The definition of "Third Amendment Effective Date" is hereby added to Section 1.01 of the Credit Agreement as follows:

     "`Third Amendment Effective Date' has the meaning specified in Article II of the Third Amendment to Amended and Restated Credit Agreement dated as of January 31, 1995."

     1.02 Amendments to Section 7.02: Certificates; Other Information. Subsection 7.02(f) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

     "(f) prior to the close of business on the fifth Business Day after (i) the Sunday most proximate to the fifteenth day of each month, (ii) the last Business Day of each month, including the month in which the Closing Date occurs, and (iii) any other Sunday upon two Business Days' prior written request of the Administrative Agent, a certificate (the "Borrowing Base Certificate") substantially in the form of Exhibit D hereto, signed by a Responsible Officer, setting forth, on an itemized basis, the Borrowing Base, as of the close of business on such Sunday, month end or other Sunday as requested by the Administrative Agent, and the Borrowing Base computations based thereon, as well as certifications by a Responsible Officer of the Company that the information set forth in such Borrowing Base Certificate is true and correct and that from the date of the most recent Borrowing Base Certificate previously delivered to the date of the new Borrowing Base Certificate being delivered with such certification, no Default or Event of Default has occurred. Each Borrowing Base Certificate shall become effective upon the Administrative Agent's receipt thereof and shall remain in effect until the earlier of (A) the receipt by the Administrative Agent of the next Borrowing Base Certificate to be delivered hereunder, and (B) the close of business on the date on which the next Borrowing Base Certificate is required to be delivered hereunder; provided, that during any month in which the United States Environmental Protection Agency or Department of Transportation mandates a change in gasoline vapor pressure, the Company shall provide two Borrowing Base Certificates in lieu of the Borrowing Base Certificate

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described in clause (i) above, each dated as of one of the two Sundays during such month other than the Sunday affected by the mandated change;"

     1.03  Amendments to Section 8.16:  Financial Covenants.

          (a) Subsection 8.16(a) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

     "(a) The Company shall not permit Working Capital to be less than $150,000,000."

          (b) Subsection 8.16(c) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

     "(c) The Company shall not permit the Tangible Net Worth of the Company plus the amount of any after tax writedown of book value with respect to the DHDS Unit minus any after tax gain from the sale of the DHDS Unit, at any time, to be less than $254,209,812.78 plus a cumulative amount determined by adding
(i) 50% of Net Income for all fiscal quarters ending after September 30, 1995 and on or before such date of determination plus (ii) 50% of the aggregate amount of equity capital contributions made by Holdings to the Company after the later of (x) the Second Amendment Effective Date and (y) the issuing date of the Additional Holdings Indebtedness; provided, that the following equity capital contributions shall be excluded for all purposes from this clause (ii) (but shall be included for the purpose of calculating Net Worth): (A) the equity capital contribution made by Holdings to the Company on December 29, 1995 in the amount of $6,400,000 and (B) any equity capital contributions made by Holdings to the Company during the period after December 29, 1995 and before the Third Amendment Effective Date in an amount of not less than $13,600,000 and not more than $33,600,000."

     1.04 Amendments to Compliance Certificate. The form of Compliance Certificate set forth in Exhibit C to the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor Exhibit C attached to this Amendment.

                                  Article II

                          EFFECTIVENESS OF AMENDMENT

     This Amendment shall become effective on the opening of business in San Francisco on the Business Day (the "Third Amendment Effective Date") on which the Administrative Agent has notified the Company and the Banks that the conditions

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precedent set forth in subsections 2.01 and 2.02 have been satisfied; provided, that the Third Amendment Effective Date shall not be later than March 31, 1996.

     2.01 Receipt of Signatures. The Administrative Agent shall have (i) executed a counterpart signature page of this Amendment and (ii) received executed counterpart signature pages of this Amendment from the Company and the Majority Banks.

     2.02 Equity Contribution. The Administrative Agent shall have received an officer's certificate signed by a Responsible Officer certifying that Holdings has made equity capital contributions to the Company during the period beginning on December 29, 1995 and ending on the business day prior to the Third Amendment Effective Date in a total amount of not less $20,000,000 and not more than $40,000,000.

                                  Article III

                                 MISCELLANEOUS

     3.01 Reference to and Effect on the Credit Agreement and the Other Loan Documents.

          (a) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

          (b) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, any Bank or any Issuing Bank under, the Credit Agreement or any of the other Loan Documents.

     3.02 Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

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     3.03  Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     3.04 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                  [reminder of page intentionally left blank]


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                   CLARK REFINING & MARKETING, INC.

                   By: /s/ M. J. Clark

                   Name: Maura J. Clark

                   Title: Executive Vice President
                             & Chief Financial Officer


                   BANK OF AMERICA NATIONAL TRUST
                   AND SAVINGS ASSOCIATION,
                   as Administrative Agent

                   By: /s/ Kay S. Warren

                   Name: Kay S. Warren

                   Title: Vice President


                   BA SECURITIES, INC.,
                   as Technical Agent

                   By: N/A

                   Name:

                   Title:


                   BANK OF AMERICA NATIONAL TRUST
                   AND SAVINGS ASSOCIATION, as an
                   Issuing Bank and as a Bank

                   By: /s/ David E. Sisler

                   Name: David E. Sisler

                   Title: Vice President

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                   THE TORONTO-DOMINION BANK, as
                   Syndications Agent, as a Co-Arranger,
                   as an Issuing Bank and as a Bank

                   By: /s/ Warren Finlay

                   Name: Warren Finlay

                   Title: Manager, Credit Administration


                   BANKERS TRUST COMPANY, as
                   Documentation Agent, as a Co-Arranger,
                   as an Issuing Bank and as a Bank

                   By: /s/ Basil Palmeri

                   Name: Basil Palmeri

                   Title: Vice President


                   THE FIRST NATIONAL BANK OF
                   BOSTON, as an Issuing Bank and
                   as a Bank

                   By: /s/ Christopher Holmgren

                   Name: Christopher Holmgren

                   Title: Director


                   BANK OF AMERICA ILLINOIS, N.A.,
                   as an Issuing Bank

                   By: /s/ David Sisler

                   Name: David Sisler

                   Title: Vice President


                   UNION BANK, as a Bank

                   By: /s/ W. M. Roth

                   Name: Walter M. Roth

                   Title: Vice President

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                   CREDIT LYONNAIS NEW YORK BRANCH,
                   as a Bank

                   By: /s/ Pascal Poupelle

                   Name: Pascal Poupelle

                   Title: Senior Vice President


                   CREDIT LYONNAIS CAYMAN ISLAND
                   BRANCH, as a Bank

                   By: /s/ Pascal Poupelle

                   Name: Pascal Poupelle

                   Title: Authorized Signature


                   THE LONG-TERM CREDIT BANK OF
                   JAPAN, LTD., CHICAGO BRANCH, as
                   a Bank

                   By: /s/ Armund J. Schoen, Jr.

                   Name: Armund J. Schoen, Jr.

                   Title: V.P. & Deputy General Manager


                   NBD BANK, as a Bank

                   By: /s/ D. Andrew Bateman

                   Name: D. Andrew Bateman

                   Title: First Vice President

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                   ABN AMRO BANK N.V., CHICAGO
                   BRANCH, as a Bank

                   By: /s/ Scott J. Albert

                   Name: Scott J. Albert

                   Title: Vice President


                   By: /s/ James Morgan

                   Name: James Morgan

                   Title: Vice President


                   BANK OF SCOTLAND, NEW YORK
                   BRANCH, as a Bank

                   By: /s/ Catherine M. Oniffrey

                   Name: Catherine M. Oniffrey

                   Title: Vice President


                   THE FUJI BANK, LIMITED, CHICAGO
                   BRANCH, as a Bank

                   By: /s/ Hidekazu Seo

                   Name: Hidekazu Seo

                   Title: Joint General Manager


                   COMERICA BANK, as a Bank

                   By: /s/ Thomas J. Parnell

                   Name: Thomas J. Parnell

                   Title: Vice President


                   THE INDUSTRIAL BANK OF JAPAN,
                   LIMITED, as a Bank

                   By: /s/ Hiroaki Nakamura

                   Name: Hiroaki Nakamura

                   Title: Joint General Manager

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                   NATIONAL CITY BANK, as a Bank

                   By:

                   Name:

                   Title:


                   THE MITSUBISHI TRUST AND BANKING
                   CORPORATION, CHICAGO BRANCH, as
                   a Bank

                   By: /s/ Akira Suzuki

                   Name: Akira Suzuki

                   Title: Deputy General Manager


                   THE YASUDA TRUST AND BANKING
                   CO., LTD., CHICAGO BRANCH
                   as a Bank

                   By: /s/ Koichiro Inouye

                   Name: Koichiro Inouye

                   Title: Joint General Manager


                   WELLS FARGO BANK, N.A.,
                   as a Bank

                   By: /s/ K. H. Szagg

                   Name: K. H. Szagg

                   Title: Vice President

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